Wells APEX
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                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference  to our firm under the  caption  "Independent  Auditors"  and to the use of our report dated  February 2, 2002,  relating to American  Skandia Life  Assurance  Corporation  included in the  Registration
Statement (Form N-4 No. 333-68714) and related  Prospectus,  which is part of this Registration  Statement,  and to the use of our report dated  February 2, 2002,  relating to American  Skandia Life Assurance  Corporation  Variable
Account B - Class 1 Stagecoach  appearing in the  Statement of Additional  Information,  which is also part of this
Registration Statement.

We also consent to the incorporation by reference therein of our report dated February 2, 2002 with respect to the consolidated financial statements of American Skandia Life Assurance Corporation included in the Annual
Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                                       /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2002